Exhibit 4.1

ENVIVA PARTNERS, LP,

ENVIVA PARTNERS FINANCE CORP.

and

the Guarantors named herein

8.5% SENIOR NOTES DUE 2021

FIRST SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE

DATED AS OF DECEMBER 14, 2016,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of December 14, 2016, (this “Supplemental Indenture”), is among Enviva Partners, LP, a Delaware limited partnership (the “Company”), Enviva Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, the party identified under the caption “New Guarantor” on the signature pages hereto (the “New Guarantor”) and Wilmington Trust, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture dated November 1, 2016 (the “Indenture”), pursuant to which the Issuers have issued $300.0 million in aggregate principal amount of 8.5% Senior Notes due 2021 (the “Notes”);

WHEREAS,  Section 8.01 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add additional Guarantors to the Indenture, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01     This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02     This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.

ARTICLE 2

The New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.

ARTICLE 3

Section 3.01     Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors.

Section 3.05     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS:

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC,
as its general partner

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PARTNERS FINANCE CORP.

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

GUARANTORS:

ENVIVA GP, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA, LP

By:	Enviva GP, LLC,
as its general partner

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA MATERIALS, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

Signature Page to Supplemental Indenture

ENVIVA PELLETS AHOSKIE, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PELLETS AMORY, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PELLETS NORTHAMPTON, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PELLETS SOUTHAMPTON, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PORT OF CHESAPEAKE, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA PELLETS COTTONDALE, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

ENVIVA ENERGY SERVICES, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

Signature Page to Supplemental Indenture

ENVIVA PELLETS PERKINSTON, LLC

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

NEW GUARANTOR:

ENVIVA PELLETS SAMPSON, LLC

By:	Enviva, LP, as its sole member

By:	Enviva GP, LLC, as its general partner

By:	Enviva Partners, LP, as its sole member

By:	Enviva Partners GP, LLC, as its general partner

By:	/s/ Raymond J. Kaszuba III
Name: Raymond J. Kaszuba III
Title: Vice President and Treasurer

Signature Page to Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

Signature Page to Supplemental Indenture